EXHIBIT 10.141



                      AMENDED AND RESTATED
                       SERVICES AGREEMENT

                             Between

            BHOTE KOSHI POWER COMPANY PRIVATE LIMITED

                               and

          HARZA ENGINEERING COMPANY INTERNATIONAL L.P.

                               for


  BASIC DESIGN AND SERVICES DURING DEVELOPMENT AND CONSTRUCTION
       RELATED PHASES OF BHOTE KOSHI HYDROELECTRIC PROJECT

                (For services provided in Nepal)



This Agreement is entered into this ______________ day of ___________, 1997, by and between Bhote Koshi Power Company Private Limited, hereinafter referred to as the Client, and Harza Engineering Company International L.P., hereinafter referred to as the Engineer.

INDEX TO SERVICES AGREEMENT


Article I        Definitions
Article II       Purpose
Article III      General Terms and Conditions
Article IV       Schedule
Article V        Scope of Services and Additional Services
Article VI       Not Used
Article VII      Not Used
Article VIII     Compensation to the Engineer
Article IX       Nepalese Registration Fees, Duties, and Taxes
Article X        Engineer's Employees
Article XI       Ownership of Documents
Article XII      Changes in the Scope of Services
Article XIII     Subcontracts
Article XIV      Assignment
Article XV       Authorization to Purchase
Article XVI      Force Majeure
Article XVII     Arbitration
Article XVIII    Official Language and Units of Weights and
                 Measure
Article XIX      Termination and Suspensions
Article XX       Law Governing Agreement
Article XXI      Review and Modification of Agreement
Article XXII     Notices
Article XXIII    Entire Understanding of Agreement
Article XXIV     Waiver of Contract Breach
Article XXV      Severability of Invalid Provisions
Article XXVI     Designation of Authorized Representatives
Article XXVII    Indemnification
Article XXVIII   Effective Date
Article XXIX     Independent Contractor
Article XXX      Representations and Warranties
Article XXXI     Insurance

Attachment 1     Budget for Engineering Services
Attachment 2     Harza Engineering Company 1997 Billing Rates
Attachment  3    Scope  of  Engineering  Services to be Provided by
                 Harza Engineering Company International  L.P.

ARTICLE I - DEFINITIONS

Project:   Upper Bhote Koshi Hydroelectric Project (also referred
to as the "Facility")

Client:     Bhote  Koshi  Power  Company  Private   Limited   (in
connection with the financing of the Project, Client may assign this Agreement to its lenders)

Engineer: Harza Engineering Company International L.P.


ARTICLE II - PURPOSE

The purpose of this Agreement is to set forth the terms and conditions under which the Engineer shall provide technical engineering consulting services related to the Project for the Client. The services to be provided are described in Article V, Scope of Services.


ARTICLE III - GENERAL TERMS AND CONDITIONS

A. Appointment of the Engineer

The  Client hereby appoints the Engineer and the Engineer accepts
the   appointment   on  the  terms  and  conditions   set   forth
hereinafter.

B. Engineer's Responsibility

The Engineer will render engineering services in accordance with generally accepted and currently recognized engineering practices, procedures and principles. The Engineer makes no other warranty, either express or implied, with respect to its services.

Notwithstanding anything to the contrary which may be contained in this Agreement or any other material incorporated herein by reference, or in any agreement between Client and any other party concerning the Project, the Engineer shall not have control or be in charge of, and shall not be responsible for the means, methods, techniques, sequences or procedures of construction, or the safety, safety precautions or programs of the Client, the construction contractor, other contractors or subcontractors performing any of the work or services on the Project. Nor shall the Engineer be responsible for the acts or omissions of Client, or for the failure of Client, its architect, in-house engineer, consultant, contractor or subcontractor to carry out their respective responsibilities in accordance with the Project documents, this Agreement, or any other agreement concerning the Project. Any provision which purports to amend this provision shall be without effect unless it contains a reference that the content of this Article III.B is expressly amended for the purposes described in such amendment and is signed by both parties.


ARTICLE IV - SCHEDULE

A.   Initiation of Services

The Engineer is bound to commence the services stipulated in this
Agreement  immediately  after  the  Agreement  is  signed  by  an
authorized   representative  of  the  Client  and  an  authorized
representative of the Engineer.

B.   Schedule of Services

1. The Engineer has planned its services to achieve essential completion under each of the several phases of the services in accordance with the following schedule:

Services under       Authorization to    Essential Completing
Article V            Proceed             of  Services

Pre-Closing          February 19, 1996   At Financial Closure

Services During      February 1, 1997    Later of June 1, 2000
 Construction                            or  the  30 days  after
                                         Final   Acceptance   of
                                         the Facility


2. The Engineer agrees to adhere to the time schedule with respect to all portions of the services which are solely under the direct control of the Engineer, and provided that autho rization for each phase of the services is made in accordance with the above schedule. The Client accepts responsibility for facilitating the services of the Engineer and the progress of the Project with respect to all portions of the services over which the Client retains control.

3.    If  the Final Acceptance of the Facility is delayed  beyond
June 1, 2000 for reasons beyond control of the Engineer, the amounts specified in Attachment 1 in conjunction with Attachment 2 ("Contract Ceiling") shall be increased to include the additional Services required by such delay.


C.   Completion of Services

Except as provided in B above, the services to be provided under this Agreement shall be considered completed on the later of June 1, 2000 or 30 days after Final Acceptance of the Facility. Completion by the Engineer and acceptance by the Client of all outstanding reports and drawings under each Phase of this Agreement shall be considered accepted if neither the Client nor Client's lenders' independent engineer raises any objections within ninety (90) days after certification by the Engineer of completion of all outstanding reports and drawings.

D.   Terms of Agreement

Except  as  provided in B above, unless terminated under  Article
XIX, this Agreement shall terminate on the later of June 1, 2000 or 30 days after Final Acceptance of the Facility. A revised termination date may be included by Amendment.


ARTICLE V - SCOPE OF SERVICES AND ADDITIONAL SERVICES

The Scope of Services is presented in Attachment 3 to this Agreement.

The Engineer shall supply such additional services as requested by the Client in connection with the Project and for which the Engineer is qualified but which are not otherwise included in this Agreement. Separate proposals shall be submitted by the Engineer for furnishing these services. Compensation for such additional services shall be negotiated by the parties and included in this Agreement by Amendment.


ARTICLE VI - not used


ARTICLE VII - not used


ARTICLE VIII - COMPENSATION TO THE ENGINEER

A.   Monthly Budget

Engineer shall provide a monthly budget to be approved by Client.



B. Compensation

The  Engineer  shall  be reimbursed for Labor  Costs  and  Direct
Costs,   including   subcontracts.   In  consideration   of   the
engineering services rendered by the Engineer under this Agree ment, the Client shall reimburse the Engineer as follows:

1. Pre-Closing Services. Services performed between the date of signing the Joint Development Agreement (JDA) and Financial Closure, except for Services related to construction provided after February 1, 1997, shall be identified as the Pre-Closing services. Payment for Pre-Closing services is described under
Article VIII, Section G.

2. Services During Construction. Services related to construction provided after February 1, 1997 and all services performed between the Financial Closure and the termination of this Agreement shall be identified as Services During
Construction. Payment for Services During Construction is described under Article VIII, Section G.

The Engineer and the Client shall meet in person or by a conference call monthly to discuss the progress and the budget for the following month's services. The Engineer at the Client's request agrees to delay any activities provided that the Client shall be responsible for any increased cost resulting from the delay and the schedule shall be adjusted for the effects of the requested delay.

The  billing  for  Labor Costs and Direct Costs  are  defined  in
Article VIII, Sections C and D, below.

C. Billing for Labor Costs

Billing Rates shall be multiplied by the actual time spent by personnel directly employed in services under the Agreement, including officers, engineers, designers, supervisors, draftsmen, other technical personnel, word processors, and other personnel who perform services under the Agreement. Actual travel time, up to eight hours per weekday, not exceeding three days in each direction, shall be reimbursable. Reimbursement for Labor Costs shall be paid in U.S. Dollars. For time spent traveling to and from Nepal, and for time spent in Nepal, personnel will be paid up to 48 hours per week.

Attachment 2 presents Billing Rates to be applied during the execution of this Project. The Billing Rates shown are to be applied during 1997. These billing rates shall be revised each January 1. The maximum annual increase in Billing Rate for any one classification shall be limited to 5 percent.

D. Direct Costs

Direct Costs shall be charged at cost and shall be directly applicable to the Project. The Engineer shall be responsible for employee's personal expenses not approved by the Client.

The Direct Costs shall include but not be limited to the following:

1. Transportation costs of the Engineer's staff, including officers when traveling on behalf of the Project. For journeys to and from Nepal, travel shall be accomplished by business class air tickets by the most direct route possible for each employee. If the employee's assignment in Nepal is for a period of one year or more, similar tickets to and from Nepal shall also be provided for the employee's spouse and children who are below 18 years of age at the time of assignment. For business journeys from Nepal, business class air tickets shall be provided to the employee's point of origin or any other destination selected by the employee provided the cost of ticket for such other destination does not exceed the cost of ticket to the point of employee's origin. Air tickets shall also be provided for journeys for vacation to and from the United States after one year of service in Nepal for the employee and his family provided that the employee's assignment is extended for a period of one year or more. Transportation purchased in Nepal shall be billed under this Agreement.

2. Subsistence within Nepal, for Engineer's staff assigned on a short-term or intermediate-term basis, shall be reimbursed for occasional outside meals which shall not exceed $25 per day, if housing is furnished by the Client. If staying in a hotel, actual and reasonable hotel, subsistence and transportation charges, where applicable, shall be reimbursed by the Client.

3. Housing and living allowances for long-term personnel as described in Article VIII.E.2 hereafter.

4.     Telephone charges.

5.     Telegraph, cables and telex.

6.     Postage.

7.     Printing and reproduction.

8. Supplies (including office supplies) used directly on and for the services and not paid directly by the Client.

9.     Special Insurance approved by the Client.

10.  Special Consultants and studies approved by the Client.

11.  Computer time charges supplied by the Engineer.

12.  Equipment tests.

13.  Special purchases for and approved by  the Client.

14.  Legal expenses in Nepal.

15. All Nepal income taxes on the Engineer, its expatriate personnel or its Nepalese Consultants which have been approved by the Client (if not paid directly by the Client in accordance with Article IX Taxation) including any tax which the Engineer may be assessed upon the tax paid or reimbursed. Said taxes, if any, are not provided for in this Agreement, and shall be billed in addition to the Engineer's Budget for Engineering Services

16. Cost of sea, air and land freight (including duties, other assessments, and taxes and incidental expenses on transportation such as insurance (insurance on household effects is limited to $10,000), clearing charges, demurrage, normal packing and crating as normally required for sea, air and land transport when such packing and crating charges are separately shown on freight invoices) for shipments made in connection with the services of the Agreement, including the shipment of household effects of personnel assigned to service in Nepal. The shipment of household effects from home to Nepal and return shall be in the following maximum amounts:


                Unaccompanied Air Freight    Surface Freight
                      (Gross Weight)          Gross Weights)

Single Status           200 pounds             1000 pounds

Man and Wife            300 pounds             4000 pounds

An additional allowance of 40 pounds air freight shall be allowed for each child up to a maximum of 3 children. An additional air freight shipment equal to 100 pounds for single status and 150 pounds for married status shall be allowed for each additional assignment after the initial one-year assignment.

17. Cost of establishing and operating offices for Project purposes only in Nepal if not directly paid by the Client.

18. Local transportation in Nepal necessary for the services if not directly paid by the Client.

19. At Client's discretion, all salaries, allowances and transportation and other authorized costs paid to trainees of the Nepal Electricity Authority by the Engineer in discharging its obligations for training of NEA personnel. This item shall be billed as a Direct Cost, and is not to be counted within the contract ceiling described in Article VIII Section B.

20. During the occurrence of any Force Majeure under Article XVI, Force Majeure, which prevents the Engineer or the Engineer's employee from performance of services in Nepal, the Engineer shall continue to be reimbursed for all costs otherwise reimbursable under this Agreement plus additional costs incurred due to temporary relocation of the employees and/or their dependents with the concurrence of the Client in accordance with
Article XVI, Force Majeure.

21. All taxes, licenses and fees including income tax payable to His Majesty's Government of Nepal and local bodies in Nepal shall be paid to the Engineer as a Direct Cost, and not included in the Budget for Engineering Services.

22.  Cost of special consultants authorized by the Client.

23.  Subcontracts, including but not limited to:
     - Subsurface
     - Topography
     - GLOF
     - Transmission Line

E. Housing and Living in Nepal

If not provided by Client, housing and living allowances shall be given for each expatriate employee in accordance with the following payments:

1. Housing Allowance. If housing is not provided, the Client shall pay the Engineer the actual rent paid by the expatriate employee subject to a maximum amount of US$600 per month for a single person inclusive of utilities. This allowance shall commence on the date that the employee arrives in Nepal, and shall continue until the employee leaves Nepal upon termination of his assignment period. Times away from Nepal on vacation or on temporary absence in connection with Client's work shall not be deducted from housing allowance dues. Housing allowance may be paid up to 12 months in advance at the risk of the Engineer, as required by lease, providing the employee's remaining assignment in Nepal is at least as long as the advance period. Payment of the housing allowance relieves the Client of any responsibility in securing houses or apartments for the Engineer's personnel. Client reserves the right to provide housing on a shared basis with other Client's and/or Engineer's staff.

2. Living Allowance. For each member of the staff who is a resident in Nepal, a living allowance shall be paid as follows, subject to reasonable Client approval:

Single status                           up to $400 per month
Married couple                          up to $400 per month
In addition, an allowance of                to be determined
shall be paid for each child living with his family in Nepal, up to a maximum of three children per family.

3.    Furnishing.  The Client shall provide reasonable  furnished
housing.   Housing shall be up to Western standards, or as  close
to as reasonably possible, as dictated by property markets and availability in Nepal.


F. Cost of Services

Costs of Services are detailed in Attachment 1 to this Agreement.

G. Mode of Payment

The Engineer shall submit monthly invoices to the Client in U.S. dollars, consistent with Article VIII B. Conversion of Nepalese Rupees shall be at the prevailing rate at the time that the costs are incurred. During the Pre-Closing phase, the Client shall retain 10% of the Labor Cost portion of the billing. These retained funds shall be reimbursed at Financial Closure, plus 7.5% annual interest. There shall be no funds retained for Services performed after Financial Closure.

The Client shall pay the Engineer its costs and fees (less retention, when applicable) within 30 days of the receipt of the invoice.

1. Settlement of Disputed Amounts. In the case of disputed amounts, the Client shall request clarification from the Engineer of the queried part at the same time the Client transmits acceptance for the approved part of the statement. Within 30 days of receipt of clarification, the Client shall state whether or not the queried part is accepted or rejected in full or in part. For all portions accepted, the Client shall immediately transmit acceptance to the Engineer. For portions not accepted by Client, Article XVII of this Agreement, Arbitration, shall apply, if invoked by the Engineer.

2. Interest on Overdue Accounts. If for any reason payments due the Engineer have not been paid within 30 days of delivery of the invoice to the Client, interest on the overdue amount(s) shall be applied at an annual rate one percent higher than the prime rate charged by the Northern Trust Company, Chicago, Illinois.

3.    Data  Submitted  with  Invoices.   Each  invoice  shall  be
prepared showing monthly advance in each phase of services in both percentage completion and actual dollar amount.

H. Accounting and Audit

The  Engineer  shall  keep  complete  and  accurate  records   of
accounts, and authorized representatives of Client shall have free access thereto, during normal business hours, for audit purposes.

All payments made by the Client to the Engineer shall be subject to audit at the expense of the Client by a mutually agreed firm of auditors or such other auditors as the Client may consider necessary, at least once in every 12 (twelve) months and within 6
(six) months of the date of termination of this Agreement, and any amount agreed to be due to one party from the other, shall be paid within 60 days after official submission of audit report.


ARTICLE IX - NEPALESE REGISTRATION FEES, DUTIES AND TAXES

In the event that the Engineer, its expatriate personnel, or its non-Nepalese Consultants or subcontractors are subject to payment of registration fees customs and duties, income taxes or other taxes, all such fees, duties and taxes shall either be paid directly by the Client or reimbursed to the Engineer. The Engineer shall promptly inform the Client of any fees, duties, or any tax on fees earned for the services in Nepal or tax on income of expatriate staff in Nepal paid in the U.S. to enable the Client to obtain tax reductions allowable under the laws of Nepal. Existence of any such fees or levies has not been determined and therefore is not provided for in Attachment 1, Budget for Engineering Services.



ARTICLE X - ENGINEER'S EMPLOYEES

A.   Client's Approval

The Engineer shall obtain the approval of Client for the long term assignment in Nepal of each employee assigned to serve under this Agreement. Such approval shall not be unreasonably withheld by the Client.

B.   Replacement

Upon the written request of the Client, the Engineer shall remove or replace any of its long-term or short-term employees present in Nepal. In the event of removal of any employee for cause, any replacement shall be an individual with at least equivalent professional qualifications and shall be subject to the same approvals as the individual replaced.

C.   Employee Conduct

All Engineer's and subcontractor employees and their authorized dependents shall at all times while in Nepal conduct themselves within the laws, respect the customs of Nepal and refrain from any political activity. The Engineer shall solely be responsible for conduct of its employees while in Nepal or traveling to Nepal.


ARTICLE XI - OWNERSHIP OF DOCUMENTS

A. Documents Property of Client

Technical data, recommendations, notes, memoranda, drawings or other graphic representation prepared by the Engineer pursuant to or developed in connection with this Agreement shall become the property of the Client. This provision shall not be interpreted to limit the right of the Engineer or its personnel to make, keep and use copies of personal and professional records, notes, reports or other data. The Engineer shall have the right to retain copies of all documents and drawings for its files. The Engineer shall not publish any information obtained or developed pursuant to the Agreement without giving 30 days' notice to the Client of its intention to publish, together with the proposed material.

B. Reuse of Documents

All documents, including drawings and specifications furnished by the Engineer pursuant to this Agreement are intended for use on this Project only. They should not be used by the Client or others on extensions of the Project or any other project without specific written verification or adaptation by the Engineer. Any reuse without the Engineer's written verification or adaptation shall be at the Client's sole risk, and Client shall indemnify and hold harmless the Engineer from all claims damages, losses, and expenses, including attorneys' fees and arising out of or resulting from such unauthorized reuse.

Any computer disks provided by Engineer to Client may develop errors because of hardware and software combinations differing from those used by Engineer in preparing the disks, other failure of Client's or third parties' hardware, or the limited life expectancy and integrity of the disk and its contents for which Engineer bears no responsibility. In case of discrepancies between documents ("hard copy") prepared by Engineer and such computer disks, the hard copy shall be the governing medium and copy of record.


ARTICLE XII - CHANGES IN THE SCOPE OF SERVICES

A.   Making Changes

The Client may at any time, by written order, make changes within the scope and duration of the services required under this Agreement. If any such change is made, an equitable adjustment shall be made (1) in the Budget for Engineering Services (Attachment 1) or the Schedule of Services (Article IV B), or both, and (2) in such other provisions of the Agreement as may be affected, and the Agreement shall be so modified in writing.

B.   Revised Estimates

In the case of an increase or decrease in the Scope of Services ordered by the Client, the Engineer shall within fifteen (15) working days provide a cost estimate for the increase or decrease in services and indicate the effect of this change in the overall Scope of Services and the estimated completion date and its effects on the Budget for Engineering Services (Attachment 1).


ARTICLE XIII - SUBCONTRACTS

The Engineer may subcontract with individuals or firms qualified to perform specialized services necessary for the performance of the services. All such subcontracts shall be approved in advance in writing by the Client and such approval, if given, shall not relieve the Engineer from any liability or obligation under this Agreement. All subcontracts issued pursuant to this clause shall be subject to all obligations hereunder and the Engineer agrees to include all appropriate provision of this Agreement in all subcontracts hereunder.

All subcontracts entered into by the Engineer in performance of its services shall be billed at cost to the Client.


ARTICLE XIV - ASSIGNMENT

The Engineer may not assign its obligation to perform under this Agreement except with the prior written consent of the Client and its lenders. The Engineer's right to receive payment under this Agreement may not be assigned without prior written consent of the Client and its lenders.

The Client may not assign its obligations under this Agreement, except as provided for in Article I - Definitions, or except with prior written consent of the Engineer.


ARTICLE XV - AUTHORIZATION OF PURCHASE

The Engineer may purchase, subject to approval of Client, any engineering, testing, surveying and other equipment, literature, computer programs and vehicles required for performance of its Services. In such case as the Client's decision is not conveyed within 60 (sixty) days of requisition, the Engineer may incur such expenses and the costs thereof shall be reimbursed to the Engineer and the Client shall thereafter raise no objections on expenses so incurred.

The  Engineer shall maintain proper accounts and stock  registers of all capital goods and non-consumable items, supplies, purchased or imported, under this Agreement, and return the same to the Client, less reasonable wear and tear, on completion of the services.


ARTICLE XVI - FORCE MAJEURE

In the event the Engineer is rendered unable, wholly or in part, by Force Majeure, to perform its duties under this Agreement, then the Engineer shall notify with full particulars of such Force Majeure, in writing, facsimile or by telegram, to the Client as soon as practicable after the occurrence of the case. The duties of the Engineer, as it is affected by such Force Majeure shall be suspended during the continuance of any inability so caused and the effects of such cause shall, as far as possible, be reduced, with all reasonable dispatch. The term "Force Majeure" employed hereunder, shall mean events beyond the control of the party, including but not limited to acts of God, strikes, lockouts, or other industrial disturbances, tribal and war-blockades, insurrections, riots and civil disturbances in Nepal, the effects of which by the exercise of due diligence, the Engineer is unable to overcome. Unless the services of the Engineer are terminated pursuant to the provision of Article XIX, Termination, thereof, then during the period the duties of the Engineer are suspended, the Client shall continue to reimburse the Engineer for the cost of services incurred hereunder, in the same manner as if such duties had not been suspended, to the extent otherwise reimbursable under this Agreement plus any additional costs incurred due to temporary relocation of the employees and/or their dependents. It is understood that the Engineer shall use his best efforts to minimize his cost and expenditures during any period of Force Majeure.


ARTICLE XVII - ARBITRATION

All disputes under this Agreement shall be resolved finally, and without appeal to any courts, in accordance with the following procedures.

Each Party shall appoint a representative who shall be principally responsible for administering the Agreement on behalf of such Party and representing the Party's interests in the event of disputes under this Agreement. Any dispute or disagreement between the Parties relating to or in connection with this Agreement, which is not finally settled by a discussion between the appointed representatives within thirty (30) days shall be submitted to arbitration at the written request of any Party, specifying the issue or issues in dispute and summarizing the Party's claim with respect thereto.

A Party initiating arbitration proceedings may request that an arbitration committee be established and such committee resolve the dispute or disagreement. Such committee shall consist of one representative appointed by each of the Parties and a chairman acceptable to all of the Parties.

In the event that the Parties fail to form an arbitration committee, or if the arbitration committee fails to resolve the dispute within thirty (30) days, either Party may refer such dispute, controversy or claim to arbitration for settlement in accordance with the United Nations Commission on International Trade Law (UNCITRAL) as then presently in force.

For purposes of application of the UNCITRAL Arbitration Rules to this Agreement:

The appointing authority shall be the authority as designated by UNCITRAL Arbitration Rules.

The number of arbitrators shall be three. No arbitrator shall be an employee, agent, shareholder, former employee or agent of any of the Parties.

The place of the arbitration shall be Washington, D.C.

The language to be used in the arbitral proceedings shall be English.

The Parties hereby consent to the jurisdiction of the arbitration panel. The arbitration panel shall be authorized to order equitable relief, including specific performance or injunctive relief. The arbitration award shall be final and binding and enforceable in any court of competent jurisdiction.

Within thirty (30) days of the hearing, unless such time is extended by mutual agreement, the arbitrators shall notify the Parties in writing of their decision stating separately findings of fact and conclusions of law. The arbitrators shall not have the power to add to or amend this Agreement. The decision of the arbitrators shall specify how the expenses of the arbitration shall be allocated.


ARTICLE  XVIII  -  OFFICIAL LANGUAGE AND  UNITS  OF  WEIGHTS  AND
MEASURE

The official language of this Agreement and of all documents prepared by the Engineer under the terms of this Agreement shall be the English language. The units of weights and measure in which the design and contract documents shall be prepared shall be metric units.


ARTICLE XIX - TERMINATION AND SUSPENSION

A.   Termination by the Client

This Agreement may be terminated by either party upon 30 (thirty) days' written notice in the event of a material default by the other party in performing its obligations in accordance with the terms hereof through no fault of the terminating party upon mutual agreement. The Client may also terminate this Agreement if BKPC withdraws from its development role in the Project pursuant to Article II.2.02 of the JDA dated February 19, 1996 among Panda Energy International, Inc., Resource Development Consultants, Harza Engineering Company International L.P., and Himal International Power Corporation Ltd. or pursuant to Section
4.1 of the Joint Venture Agreement dated March 20, 1996 among Panda of Nepal, RDC of Nepal and Himal International Power Corporation Ltd. Costs at termination, including Labor Costs and Direct Costs, incurred by the Engineer before the termination date or in connection with such termination (e.g., demobilization charges or contract cancellation fees) shall be reimbursed by Client. In the event of such a termination, reasonable efforts will be committed by the Engineer to minimize termination charges. In the event of Force Majeure, as defined in Article XVI, Force Majeure, the Client shall have the right to terminate this Agreement as stated above, and such termination may be made on 30 (thirty) days notice in writing.
Following the receipt of notice of termination the Engineer, except if the notice may otherwise provide, shall,

1. Terminate performance of services in process under the Agreement, on the date and to the extent specified in the notice of termination.

2. Place no further orders and incur no further costs of goods or services, except as necessary to complete performance of any portion of the services under the Agreement not terminated by said notice.

3.      Terminate   all   outstanding   orders,   contracts   and
subcontracts, to the extent that, they relate to the performance of services, specified in the notice of termination.

4. Transfer title and deliver to the Client all completed or partially completed plans, studies, reports, information or other property (including contract rights) which, if the contract had been completed, the Engineer would have been required to deliver to the Client, subject to receipt of payment for all outstanding invoices.

B. Suspension or Termination by Engineer for Default by the Client

If the Client defaults or fails to pay the Engineer within 12 weeks from its due date, and provided the Engineer has promptly informed the Client that such default has not been remedied after four weeks following the date of notification, then the Engineer shall be entitled to suspend or terminate performance of such obligations under this Agreement, subject to lender cure rights, as are affected by this default or non-payment, in which case the Client shall be liable to reimburse the Engineer for the reasonable expenses incurred as a result of such suspension or termination.

C.   Force Majeure

If for any reasons of Force Majeure, in accordance with and as defined in Article XVI, Force Majeure, services of the Engineer are suspended, the Client and Engineer may terminate the Agreement one hundred eighty (180) days after having given notice of the Force Majeure event. The Client shall pay to the Engineer all the costs and fees owed to the Engineer up to the date of termination.

Similarly, if for reasons of Force Majeure the performance of the services by the Engineer shall be delayed, or extra disbursements incurred in continuing the services, the Client shall pay to the Engineer all reasonable costs previously approved by the Client resulting from the delay, or extra disbursements, including, if necessary, disbursements for round trip travel and subsistence during temporary evacuation for personnel normally resident in Nepal while performing their duties and for the dependents normally residing with such personnel.


ARTICLE XX - LAW GOVERNING AGREEMENT

This Agreement shall, in all respects, be read and construed, and shall operate as a contract, in conformity with the laws of New
York and its Courts shall have jurisdiction for adjudicating any dispute arising hereunder.


ARTICLE XXI - REVIEW AND MODIFICATION OF AGREEMENT

The Terms of this Agreement shall be reviewed on the anniversary of the effective date every year that it is in force. Additions, deletions, and changes mutually agreeable to the parties thereto shall be incorporated therein per written amendment. No modification of this Agreement shall be made except by amendment signed by the parties.


ARTICLE XXII - NOTICES

Any notice given by any of the parties hereto shall be sufficient only if in writing and delivered in person, facsimile, telex or through registered mail as follows:

       TO: Bhote Koshi Power Company Private Limited
           KHA 1-960
           Kalimati, Tachachal
           Kathmandu, Nepal

           Attn: Project Manager
           (T&F) 977 1 27 00 27

       TO: Harza Engineering International L.P.
           c/o Harza Engineering Company
           Sears Tower
           233 S. Wacker Drive
           Chicago, Illinois  60606   USA

           Attn: Patrick Hartel, Project Manager
           (T)  312-831-3000
           (F)  312-831-3999
or to such other address as either of these parties shall designate by notice given as required herein. Notices hereunder shall be effective when delivered.


ARTICLE XXIII - ENTIRE UNDERSTANDING OF AGREEMENT

This Agreement represents and incorporates the entire understanding by the parties hereto, and each party acknowledges that there are no warranties, representations, covenants or understandings of any kind, matter or description whatsoever, made by either party to the other except as expressly set forth herein. The parties agree that any purchase orders, invoices, confirmations, acknowledgments or other similar documents executed or delivered with respect to the subject matter hereof that conflict with the terms of this Agreement shall be null, void, and without effect to the extent that they conflict with the terms of this Agreement.


ARTICLE XXIV - WAIVER OF CONTRACT BREACH

The waiver of one party of any breach of this Agreement or the failure of one party to enforce at any time, or for any period of time, any of the provisions hereof, and shall be limited to the particular instance, shall not operate of be deemed to waive any future breaches of this Agreement; and shall not be construed to be a waiver of any provision, except for the particular instance.


ARTICLE XXV - SEVERABILITY OF INVALID PROVISIONS

If any provisions of the Agreement shall be held to contravene or be invalid under the laws of any particular state, country or jurisdiction where used, such contravention shall not invalidate the entire Agreement, but the Agreement shall be construed as if not containing the particular provisions or provisions held to be invalid in the particular state, country or jurisdiction and the rights or obligations of the parties hereto shall be construed and enforced accordingly.


ARTICLE XXVI - DESIGNATION OF AUTHORIZED REPRESENTATIVES

Each party shall designate one or more persons to act with authority in its behalf in respect to appropriate aspects of the Project. The persons designated shall review and respond promptly to all communications received from the other party.

ARTICLE XXVII - INDEMNIFICATION

The Engineer shall indemnify and hold harmless the Client up to the amount of the compensation paid by the Client to the Engineer for its services rendered under this Agreement (excluding costs and subcontract expenses) from the Client's loss or expense, including reasonable attorneys' fees, for claims for personal injury (including death) or property damage arising out of the sole negligent act, error or omission of the Engineer.

The Client shall indemnify and hold harmless the Engineer up to the amount of the compensation paid by the Client to the Engineer for its services rendered under this Agreement (excluding costs and subcontract expenses) from the Engineer's loss or expense, including reasonable attorneys' fees, for claims for personal injury (including death) or property damage arising out of the sole negligent act, error or omission of the Client.

Subject to the Engineer's and the Client's limited obligation of indemnification hereunder, in the event of joint or concurrent negligence of the Engineer and the Client, each shall bear that portion of the loss or expense that its share of the joint or concurrent negligence bears to the total negligence (including that of third parties) which caused the personal injury or property damage.

In no event shall the Engineer or the Client be liable for special, incidental or consequential damages, including, but not limited to loss of profits, revenue, use of capital, claims of customers, cost of purchased power or replacement power, or for any other loss of any nature, whether based on contract, tort, negligence, strict liability or otherwise, by reason of the services rendered under this Agreement.

The   trustees,  directors,  officers,  employees,   agents   and
consultants of the respective parties are deemed to be included in the term "Engineer" and "Client" for the purposes of this section.


ARTICLE XXVIII - EFFECTIVE DATE

   This Agreement shall become effective upon the signature of both parties. Initiation of services and termination shall be in accordance with the terms of Article IV.


ARTICLE XXIX - INDEPENDENT CONTRACTOR

At all times, Engineer shall serve as Client's professional engineering consultant in those phases of the Project to which this Agreement applies. Engineer shall have full responsibility for the control and direction of its employees, contractors, servants, and agents and shall be fully and solely responsible for the payment of all obligations incurred by Engineer in performing the requirements of this Agreement. Engineer shall not be an agent for and may not bind Client. Client shall not be an agent for and may not bind Engineer. The relationship is that of a buyer and seller of professional services and it is understood that this Agreement does not create a joint venture, agency or partnership relationship.


ARTICLE XXX-REPRESENTATIONS AND WARRANTIES

Engineer represents and warrants, as of the date hereof, as follows:

A. It is a limited partnership duly organized, validly existing and in good standing under the laws of Delaware and shall (either directly or through an affiliate) be qualified to do business in Nepal;

B. It has taken all necessary action to authorize the execution, delivery and performance of its obligations under this Agreement, which action has not been superseded or modified, and this Agreement constitutes the legal, valid and binding obligation of Engineer, enforceable in accordance with its terms;

C. The execution, delivery and performance of this Agreement do not violate (i) its partnership agreement or by-laws or any resolution of its Board of Managers or other committees charged with the governance of its affairs, (ii) any contract to which it or, to the best of its knowledge, any of its Affiliates, is a party or (iii) any law, rule, regulation, order writ, judgment, injunction, decree or determination affecting Engineer or any of its properties;

D. It has not filed any petition for relief under the bankruptcy laws of the United States of America, or any other sovereign nation, has not made nor is making an assignment for the benefit of creditors, initiated nor been the subject of any proceeding seeking to have a receiver or trustee appointed to liquidate or manage its affairs and none of its properties is subject to the jurisdiction of any bankruptcy court of the United States of America or any receivership proceeding;

E. No litigation is pending or to its knowledge, threatened which seeks to restrain it from performing its obligations hereunder or the adverse outcome of which could materially affect its business or its ability to perform its obligations hereunder;

F. To the best of Engineer's knowledge, no authorization of other action by, and notice to or filing with, any government agency or regulatory body is required for the due execution, delivery and performance by Engineer of this Agreement which have not been obtained. Engineer shall use reasonable efforts to obtain any other material governmental approval in a timely manner and to seek that such approvals shall not expire without being renewed in a timely manner or shall not be revoked, suspended, held invalid or limited in effect;

G. It or one of its Affiliates, through its management and personnel, is experienced in the performance of engineering services in accordance with generally accepted and currently recognized engineering practices, has complied with the provisions of all applicable laws, and has not been and is not currently subject to any judgment or settlement of any claim imposing liability on it for noncompliance with law or mismanagement in rendered engineering services;

H.    It  is  familiar  with  the terms  of  the  Power  Purchase
Agreement and EPC Contract which affect or relate to Engineer's rendering service in connection with the monitoring of the design and construction of the Facilities.


ARTICLE XXXI -INSURANCE

Before commencing Services under this Agreement, Engineer shall procure and maintain insurance policies for the duration of the Agreement of the kind and for the limits hereinafter provided in this Article. Upon Client's request, Engineer shall submit certificates of insurance certifying the issuance of the pertinent insurance policy. The companies issuing the policies and the form of the policies will be subject to the Client's acceptance, but such acceptance shall not be unreasonably withheld. The insurance coverages shall be as follows:

  A. Commercial General Liability

This insurance shall include contractual liability and completed operations coverage. Coverage shall be not less than:

       $1,000,000     Per occurrence for Bodily Injury and
                      Property Damage combined;
       $1,000,000     Aggregate.

B.   Professional Liability

This insurance shall include coverage for errors, omission and negligent acts, with a contractual liability provision, in the minimum amount of $1,000,000 per claim, $10,000,000 aggregate.

  C. Workers' Compensation

Workers' Compensation coverage shall be in accordance with statutory requirements.


IN WITNESS WHEREOF, the parties have executed this Agreement.


HARZA ENGINEERING COMPANY               BHOTE KOSHI POWER COMPANY
 INTERNATIONAL L.P.                     PRIVATE LIMITED

By:                                     By:



Harza Engineering (Title) Company
 International L.P.
       a limited liability
       company
(the General Partner)

     Witness:                            Witness:

     Date:                               Date:


Attachment 1
- ---------------

BUDGET FOR ENGINEERING SERVICES


PRE-CLOSING

     Project Coordination                       $150,000
     Completion of Power Purchase Agreement
             and Project Agreement                20,000
     Permitting and Licensing                     60,000
     Subcontract for GLOF Investigation           60,000
     Subsurface Investigation Subcontract        400,000
     Hydraulic Model Subcontract                 100,000
     Preparation of EPC Documents              1,600,000

                    Subtotal                  $2,390,000


SERVICES DURING CONSTRUCTION

      Project Coordination                     $450,000
      Review of the Detailed Design of
          the EPC Contractor                    500,000
      Review of Manufacturer's Shop Drawings    400,000
      Construction Review                     1,700,000

                    Subtotal                 $3,050,000

                    TOTAL                    $5,440,000







Attachment 2
- ----------------
HARZA ENGINEERING COMPANY 1997 BILLING RATES
(U.S. Dollars Per Hour)

Engineer Class VIII                                   189.00
Engineer Class VIIA                                   135.00
Engineer Class VII                                    111.30
Engineer Class VI                                      97.65
Engineer Class V                                       81.90
Engineer Class IV                                      71.40
Engineer Class III                                     63.00
Engineer Class II                                      54.60
Engineer Class I                                       49.35

Technician 5                                           86.10
Technician 4                                           65.10
Technician 3                                           56.70
Technician 2                                           58.80
Technician 1                                           53.55

Draftsman D                                            60.90
Draftsman C                                            42.00

Technical Assistant                                    49.35

Typing and Clerical                                    38.85



Attachment 3
- ----------------
UPPER BHOTE KOSHI HYDROELECTRIC PROJECT
SCOPE OF ENGINEERING SERVICES TO BE PROVIDED BY
HARZA ENGINEERING COMPANY INTERNATIONAL L.P.


Harza shall serve as the Client's Engineer ("Engineer") and shall prepare the basic design and documents required to obtain bids for the construction of the Upper Bhote Koshi Hydroelectric Project ("Project") by an EPC Contractor. The Engineer shall assist the Client in the selection of qualified contractors to consider for negotiating the EPC assignment, and in the final selection of the Contractor including assistance in the award of the contract. During Project construction, the Engineer shall provide on-site engineering services including review of the EPC submittals, monitoring and inspection of the works, and assis tance during testing and commissioning for compliance with the contract.

As a key member of the development team, the Engineer shall advise the Client and provide the services under the overall management and guidance of the Client.

The services to be provided by the Engineer are presented as "Pre-Closing" and "Services During Construction".


                    PRE-CLOSING SERVICES

The engineering services to be provided by the Engineer during the Pre-Closing phase shall include:

- - Completion of Power Purchase Agreement and Project Agreement
- - Relocation of settlement, identification of  land requirements
- - Licensing and Permitting
- - GLOF Investigation
- - Subsurface Investigation
- - Preparation of Request for Proposal
- - Preparation of EPC Documents
- - Advisory role in the negotiation of EPC Contract

Power Purchase Agreement and Project Agreement

The Engineer shall provide continuing services as needed in the negotiation of the Power Purchase Agreement and the Project
Agreement  with  the Nepal Electricity Authority  (NEA)  and  the
Ministry of Water Resources, respectively.

Relocation of Settlements, Identification of Land Requirements

The Engineer shall provide technical services necessary to accomplish the relocation of settlements affected by the project, including land use planning and design criteria for new structures. The Engineer shall also provide services necessary to support Client's acquisition or leasing of all property, easements and/or rights-of way required by the Project.

Permitting and Licensing

The Engineer shall provide technical input for the preparation of the necessary permit and license applications related to the Project development. The Engineer shall provide technical guidance to the local environmental consultants that may be engaged to assist in these activities.

GLOF Investigation

The Engineer shall perform this with the assistance of a consultant who has experience in Nepal in this specialty area.

Subsurface Investigation

This shall include additional core drilling, laboratory testing of materials, and construction of one or two adits. The Engineer shall engage one or more local contractors to perform this work. The Engineer shall also engage local engineering consultants to assist in geologic logging and interpretation of the results.

Preparation of Request for Proposal

The Engineer shall prepare a Request for Proposal (RFP) to a number of EPC Contractors and Equipment Suppliers. The request shall include, but not limited to, the following:

- - Technical Scope of Project for EPC and financing options.
- - Project technical summary.
- - Existing drawings and reports, bill of quantities, and equipment list.

The Engineer shall issue to the EPC contractor, additional documents prepared during the basic design, including drawings and technical specifications to the selected contractor to obtain a final, fixed turnkey price. Engineer shall assist the Client in the technical evaluation of the EPC proposals, and contract award and negotiations as required by the Client.




Preparation of Tender Documents

The services include preliminary design, preparation of drawings of Project features, and technical procurement specifications
(performance type) for the electrical and mechanical equipment, specifically:

- - Preparation of geotechnical exploration program and analysis of the results of the exploration.

- - Basic design of Project features and supporting infrastructure.

- - Basic design of Transmission Line.

- - Selection and preliminary design of major electrical and mechanical equipment, technical specifications (performance type) for procurement and installation of the mechanical and electrical equipment.

- - Preparation of construction schedule.

- - Preparation of Engineer's cost estimate.

- - Preparation of EPC bid documents including, general and special conditions and bid forms.

- - Printing and distribution of documents.


                SERVICES DURING CONSTRUCTION


The Engineer shall provide engineering services in connection with monitoring the performance and activities of the EPC Contractor in the design and construction of the Facility in accordance with the design as presented in the EPC Contract documents. The Engineer shall monitor the performance and activities of the EPC Contractor in its compliance with achievement of performance requirements presented in the EPC Contract documents. The Engineer's services shall include:

  Review of EPC Contractor submittals
  Perform on-site quality assurance functions
  Assist the Client in on-site contract administration matters
  Witness factory testing
  Monitor on-site testing and commissioning of Facility
  Assist in review of progress reporting and requests for payments Assist in final acceptance of the Facility

Engineer shall use qualified technical personnel with relevant experience to provide the above services in accordance with internationally recognized and accepted professional standards. The Engineer will utilize home-office engineering staff, one on-site resident engineer (who will have additional engineers as support available to him on-site when necessary), and short-term specialists at the home-office and on-site as necessary, including specialists in civil, mechanical, electrical, environmental, geology and geotechnical services, as well as local subcontractors under the technical guidance of the Engineer. The management team of Kevin Candee as Project
Director, Patrick Hartel as Project Manager and Denis Noel Corcoran as Resident Engineer shall not be changed by Engineer without the Client's consent.

Review of EPC Contractor Submittals. The Engineer shall review the EPC Contractor's detailed designs of the features of the Facility for compliance with the design intent as presented in the EPC Contract documents.

In accordance with the EPC Contract documents (Article 3.33 (a) and (c)), the EPC Contractor is expected to submit a work plan and a Facilities Procedures Manual. One or both of these
documents   will   contain  a  schedule  for  "Submittals."   The
requirements for Submittals are outlined in various places throughout the "Specifications" section of Exhibit I in the EPC Contract documents, and cover the following areas (with appropriate reference to the Specification part number):

  Part 1.2,    Operator's Village and Maintenance Facility
  Part 2.1,    Diversion and Care of Water
  Part 2.3,    Excavation
  Part 2.4,    Drilling and Grouting
  Part 2.5,    Fills
  Part 2.6,    Instrumentation
  Part 2.7,    Concrete Work
  Part 2.8,    Steel Liners and Penstock
  Part 2.9,    Metalwork
  Part 2.10,   Architectural Work
  Part 2.11,   Prefabricated Buildings
  Part 2.12,   Painting
  Part 3.1, Submittal of Technical Documentation (including Turbines and Governors)
  Part 3.5,    Generator Data
  Part 3.6,    Excitation System Data
  Part 4.1,    Gate Equipment
  Part 4.2,    Crane and Hoist Equipment
  Part 5,      General Mechanical Work and Equipment
  Part 6.1,    General Electrical Work
  Part 6.2,    General Requirements for Electrical Equipment
  Part 6.3,    Main Power Transformers
  Part 6.4,    15-kV Non-Segregated Phase Bus Assemblies
  Part 6.5,    11-kV Switchgear
  Part 6.6,    Station Service Substation
  Part 6.7,    Plant Control Switchboard
  Part 6.8,    Battery Sets, Battery Chargers, and
               Uninterruptible Power Supplies
  Part 6.9,    Lighting Systems
  Part 6.10,   132-kV Switchyard Equipment
  Part 6.11,   132-kV High Voltage Cables and Terminations
  Part 6.12,   Spillway and Headworks Gate Area Electrical
               Equipment
  Part 6.13,   Fire Detection System
  Part 6.14,   11-kV Overhead Distribution Lines
  Part 6.15,   Power Line Carrier Equipment
  Section 7,   132-kV Transmission Line

The Engineer shall review the design of any on-site or off-site warning systems or mitigation measures to be implemented for the purpose of reducing possible damage resulting from a flood.

The Engineer shall record each Submittal and maintain a record of the Submittal's review process, including status of review. The Engineer shall conduct an orderly and timely review of the EPC Contractor's Submittals for compliance with both the intent and the specific terms and standards of the EPC Contract. If warranted, Submittals may be rejected as not in compliance, and such Submittals shall be returned to the EPC Contractor for resubmittal as required.

Perform on-site quality assurance functions. The Engineer shall monitor construction progress of the EPC Contractor to verify compliance and determine conformance with the EPC Contract. Activity reports shall be prepared at regular intervals. As required, the Engineer's representatives shall attend and document meetings. The Engineer shall identify and document the correction of deviations and non-conforming work.

The Engineer shall furnish a Resident Engineer from the date that the EPC Contractor mobilizes (after Notice to Proceed) through the Final Acceptance Date (as defined in the EPC Contract). The Resident Engineer shall reside in Nepal, and shall be stationed primarily at the Facility site.

The Resident Engineer shall be assisted by specialists from the Engineer's home office to monitor that the EPC Contractor's performance is in accordance with the EPC Contract documents. Such specialists shall perform services in the Engineer's home office, or may be assigned to perform services at the Facility site.

The Resident Engineer shall liaise with the EPC Contractor's Project Manager and key personnel, and shall communicate with the Client and the Engineer's home office engineering staff as necessary to assist the Client in achieving the satisfactory completion of the Facility.

The Engineer, through the Resident Engineer, shall provide oversight of the EPC Contractor's Quality Control and Quality Assurance programs. As such, the Resident Engineer, in coordination with Engineer's staff shall review, at a level of detail commensurate with the role of monitoring construction, the following:

1. Engineering submittals as listed above, including design drawings, design calculations, specifications for construction and quality control

2.    Equipment installation instructions

3.    Material certifications

4. Rock cores, core logs, core box photographs, core drilling records

5. Vertical cutoff plan, equipment, construction method and sequence, and performance records

6.    Test reports for fill gradation and density

7. Records of installation of geotechnical instruments and instrument data recorded during construction

8. Mix designs and test reports for concrete and its individual components

9. Penstock welding and erection procedures (including welder qualifications)

10.   Metalwork fabrication and erection procedures

11.   Tunnel excavation, support and lining

12.   Mechanical   and  electrical  installation   and   erection
procedures,   including   turbine  and   generator   installation
protocols (i.e., alignment, clearances), pressure test results, weld test results.

Assist the Client in on-site contract administration matters.

The Engineer shall also provide reasonable assistance in administration of the EPC Contract and assistance to the Client in carrying out the Client's responsibilities, as listed below. The Budget for Engineering Services contemplates and reflects performance of services related to items 1-9. In the event that the costs incurred to perform services related to items 10-13 exceed the Budget for Engineering Services, such services shall be performed and the Engineer shall be entitled to an equitable adjustment to the Budget for Engineer Services.

1.   Review  and  monitoring  of  construction  progress  and
equipment   procurement  in  comparison  with   the   established
construction schedule. The Engineer shall advise the Client of delays and the appropriate remedial action to be taken.

2.   Review   of  designs  and  construction  and   equipment
installation   progress,   and   their   conformance   with   the
Specifications.

3. In the event that the EPC Contractor must develop schedule recovery plans, assist Client in reviewing revisions to the construction schedule and recovery plans, and assist Client in reviewing and monitoring the implementation of schedule recovery plans.

4.   Assist Client in preparing and or reviewing change orders.

5. Assist Client in assessing and evaluating the effects of a Force Majeure event.

6.   Review of the following documents that are to be prepared
by the EPC Contractor: Health, Safety and Environmental Plan; work plans (including the EPC Contractor's schedule of submittals); monthly and annual environmental reports; alternative designs (including schedule and cost impacts); and Facilities Procedures Manual.

7.   Assist Client in evaluating subcontractors and vendors.

8.   Assist  Client  in  reviewing  reports  related  to  EPC
Contractor's responsibilities with respect to mobilization and demobilization of its equipment and workforce.

9. Assist Client in monitoring EPC Contractor's compliance with applicable laws and regulations and environmental obligations, including: EPC Contractor's requirements with respect to clean-up and other requirements related to waste collection and disposal; EPC Contractor's compliance with health and safety requirements; instructions with respect to the Contractor's discovery of religious or archaeological resources; and design and layout of temporary roads, quarries and fuel storage for compliance with environmental obligations.

10. Assist the Client in review of any on-site or off-site warning systems or mitigation measures to be implemented for the purpose of reducing possible flood damage resulting from a flood.

11. Act as an arbitrator in small disputes (involving amounts less than $50,000) between the Client and the EPC Contractor.

12.  Assist Client in arbitral proceedings.

13. Assist in the coordination and preparation of information for Client's Lenders and Lender's independent engineers.

Witness factory testing. The Engineer shall witness, or cause to witness, the final factory testing of the turbine, generator, and transformer, or any other equipment as required in the Specifications for compliance with the Specifications. The Engineer shall also witness the factory test of the Unit Control Switchboard. Local shop inspection agencies shall be designated to perform all periodic inspections under Engineer's technical guidance.

Monitor on-site testing and commissioning of the Facility. The Engineer shall assist the Client in monitoring that all specifications and the requirements of the EPC documents are met as well as the provisions specified in the Power Purchase Agreement and Project Agreement.

The Engineer shall provide support services during the commencement and mobilization of the activities to be performed by the operations and maintenance contractor. The Engineer shall assist in the development of a list of spare parts to be procured from the EPC Contractor or other sources. The Engineer shall assist in the review of operation and maintenance training program, manuals and other documents to be furnished by the EPC Contractor.

The Engineer shall review all testing procedures developed by the EPC Contractor for evaluating headworks seepage loss, tunnel seepage loss, desanding basin trapping efficiency, generating equipment performance and transmission line losses. Such tests are to be carried out by the EPC Contractor, and such tests shall be documented in the form of a test report prepared by the EPC Contractor. The Engineer shall monitor all tests and shall review test reports. In the event that a performance test cannot be completed, or a test demonstrates unsatisfactory performance, the Engineer shall assist the Client in responding with appropriate action. The Engineer shall assign specialists (i.e., mechanical/electrical engineer), as necessary, to be resident at the facility site during testing.

The Engineer shall assist the Client in the determination of acceptance of the first unit, acceptance of the second unit, and final acceptance. The Engineer shall assist in the determination of performance or schedule liquidated damages, if applicable.

Assist in review of progress reporting and requests for payments.
The Engineer shall review EPC Contractor's monthly progress reports, milestone achievement certificates, and requests for payments.


Assist in final acceptance of the Facility. The Engineer shall assist the Client in monitoring that activities required by the EPC Contractor for final acceptance of the facility are carried out. The Engineer shall provide:

1. Assistance in observation that all tests, including the 30-day reliability tests on both units, have been satisfactorily completed.

2. Assistance in observation that all operation and maintenance manuals and drawings have been completed and delivered to the Client.

3. Assistance in observation that all items on the punch list have been corrected.

4. Assistance in observation that the delivery of spare parts to be furnished by the EPC Contractor has been completed.

5. Assistance in observation that EPC Contractor's clean up responsibilities have been completed.